UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 23, 2025

Autodesk, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market Street, Ste. 400
San Francisco,	California	94105
(Address of principal executive offices)		(Zip Code)

(415) 507-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[☐] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[☐] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[☐] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[☐] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ADSK	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [☐]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On April 23, 2025, Autodesk, Inc. (the “Company”) entered into a cooperation letter agreement (the “Agreement”) with Starboard Value and Opportunity Master Fund Ltd and certain of its affiliates (collectively, “Starboard”).

Among other things, the Agreement provides that:

•Immediately following the Company’s 2025 annual meeting of stockholders on June 18, 2025 (the “2025 Annual Meeting”), Jeff Epstein and Anna Christine Simons (collectively, the “New Directors”) will be appointed to the Company’s board of directors (the “Board”). Mr. Epstein and Ms. Simons will serve as non-voting observers on the Board until the 2025 Annual Meeting.
•With respect to the 2025 Annual Meeting, Starboard agreed to, among other things: (i) withdraw its letter to the Company dated March 20, 2025, nominating a slate of director candidates to be elected to the Board at the 2025 Annual Meeting and (ii) to vote, subject to certain limited exceptions, its shares of the Company’s common stock in favor of the election of each person nominated by the Board for election as a director and in accordance with the recommendation of the Board on all other proposals or business.
•Starboard also agreed to certain customary standstill provisions, effective as of the date of the Agreement until the earlier of (x) fifteen business days prior to the deadline for stockholder nominations for the 2026 annual meeting of stockholders or (y) the date that is 100 days prior to the first anniversary of the 2025 Annual Meeting (such period, the “Standstill Period”).
•During the Standstill Period, if the New Directors cease to be a director for any reason, then Starboard will identify and recommend a replacement independent director, and the Board will appoint such director provided such director must be reasonably acceptable to the Board and meet certain other requirements.
•The Company and Starboard also made certain customary representations, agreed to mutual non-disparagement provisions and agreed to jointly issue a press release announcing certain terms of the Agreement. The Company also agreed to reimburse Starboard for its reasonable, documented out-of-pocket fees and expenses (including legal fees) incurred in connection with Starboard’s involvement with the Company from August 1, 2024 though the date of the Agreement.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference.

On April 24, 2025, the Company and Starboard jointly issued a press release announcing the appointment of the New Directors and the Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2025, the Board appointed Jeff Epstein and Anna Christine Simons to the Board, effective immediately following the conclusion of the 2025 Annual Meeting. Mr. Epstein and Ms. Simons have not been appointed to Board committees at this time.

As non-employee directors, Mr. Epstein and Ms. Simons will be compensated for their services in accordance with the Company’s Director Compensation Policy and a Restricted Stock Unit award agreement for directors.

There are no arrangements or understandings between either of Mr. Epstein or Ms. Simons and any other persons pursuant to which each of Mr. Epstein or Ms. Simons, respectively, was named a director of the Company, except with respect to the Agreement disclosed above. Neither Mr. Epstein nor Ms. Simons has any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. In addition, each of Mr. Epstein and Ms. Simons will execute the Company’s standard form of indemnification agreement. Neither Mr. Epstein nor Ms. Simons has entered into any other material plan, contract, arrangement or amendment in connection with his appointment to the Board.

Neither Mr. Epstein nor Ms. Simons is party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On April 24, 2025, the Company issued a press release regarding the appointment of Mr. Epstein and Ms. Simons to the Board. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1*	Agreement, dated April 23, 2025, between the Company, Starboard Value and Opportunity Master Fund Ltd and the entities and natural person listed on the signature pages attached thereto.
99.1	Press Release, dated April 24, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

____________________________________________________________________________________________________________
* Exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish a copy of any omitted exhibit to the Securities and Exchange Commission upon request. The Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By: /s/ Ruth Ann Keene
Ruth Ann Keene Executive Vice President, Corporate Affairs, Chief Legal Officer and Corporate Secretary

Date:  April 24, 2025